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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Proxy Statement (Amendment No. 1) of Liberty Media Corporation that is made a part of the Registration Statement (Form S-4) and related Prospectus of Liberty Media Corporation, and to the incorporation by reference therein of our report dated February 18, 2009, with respect to the consolidated financial statements of Expedia, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

April 23, 2009

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm